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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF AMERIGAS PARTNERS, L.P.

                                                                   STATE OF
SUBSIDIARY                                          OWNERSHIP      INCORPORATION
----------                                          ---------      -------------
AmeriGas Finance Corp.                                100%              DE
AmeriGas Propane, L.P.                                98.99%            DE
  AmeriGas Eagle Propane, L.P.                        99%               DE
    AmeriGas Eagle Parts & Service, Inc.              100%              PA
  AmeriGas Propane Parts & Service, Inc.              100%              PA
  AmeriGas Eagle Propane, Inc.                        100%              DE
    AmeriGas Eagle Holdings, Inc.                     100%              DE
      Active Propane of Wisconsin LLC                 100%              DE
AmeriGas Eagle Finance Corp.                          100%              DE
AP Eagle Finance Corp.                                100%              DE